Exhibit 99.3

Second Quarter 2016 Results

July 19, 2016

SYNOVUS®
the bank of here

SYNOVUS

Forward Looking Statements

This slide presentation and certain of our other filings with the Securities and Exchange Commission contain statements that constitute "forward-looking statements" within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus' use of words such as "believes," "anticipates," "expects," "may," "will," "assumes," "should," "predicts," "could," "should," "would," "intends," "targets," "estimates," "projects," "plans," "potential" and other similar words and expressions of the future or otherwise regarding the outlook for Synovus' future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, statements on (1) future loan production and loan growth; (2) future deposit growth and deposit ratios; (3) future net interest income and net interest margin; (4) future non-interest income; (5) future adjusted non-interest expense levels; (6) future credit trends and key credit metrics; (7) our strategy and initiatives for future growth, including our branch network and talent acquisition strategies; and (8) our assumptions underlying these expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus' management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this presentation. Many of these factors are beyond Synovus' ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus' management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015 under the captions "Cautionary Notice Regarding Forward-Looking Statements" and "Risk Factors" and in Synovus' quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Use of Non-GAAP Financial Measures

This slide presentation contains certain non-GAAP financial measures determined by methods other than in accordance with generally accepted accounting principles. Such non-GAAP financial measures include the following: adjusted diluted earnings per share; adjusted non-interest income; adjusted non-interest expense; adjusted efficiency ratio; average core deposits; average core deposits excluding state, county, and municipal deposits; core deposits excluding state, county, and municipal deposits; Tangible Common Equity ratio; and common equity Tier 1 (CET1) ratio (fully phased-in). The most comparable GAAP measures to these measures are net income per common share, diluted; total non-interest income; total non-interest expense; efficiency ratio; total deposits; and the ratio of total equity to total assets, respectively. Management uses these non-GAAP financial measures to assess the performance of Synovus' business and the strength of its capital position. Synovus believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist investors in evaluating Synovus' operating results, financial strength and capitalization and to permit investors to assess the performance of Synovus on the same basis as that used by management. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors. Adjusted diluted earnings per share is a measure used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Adjusted non-interest income is a measure used by management to evaluate non-interest income exclusive of net investment securities gains. Adjusted non-interest expense and the adjusted efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. Average core deposits, average core deposits excluding state, county, and municipal deposits, and core deposits excluding state, county, and municipal deposits are measures used by management to evaluate organic growth of deposits and the quality of deposits as a funding source. The Tangible Common Equity ratio and common equity Tier 1 (CET1) ratio (fully phased-in) are used by management and bank regulators to assess the strength of our capital position. These non-GAAP financial measures should not be considered as a substitute for operating results determined in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. The computations of the non-GAAP financial measures used in this slide presentation are set forth in the Appendix to this slide presentation.

SYNOVUS

2Q16 Highlights

- Net income available to common shareholders of $57.9 million or $0.46 per diluted common share
  - Adjusted diluted EPS(1) of $0.49, up 13.1% vs. $0.43 in 1Q16 and up 16.9% vs. $0.42 in 2Q15
- Total revenues(2) of $289.3 million, up $8.1 million or 2.9% vs. 1Q16 and 7.0% vs. 2Q15
- Total loans grew $302.7 million or 5.3%(3) vs. 1Q16 and $1.57 billion or 7.3% vs. 2Q15
- Total average deposits grew $397.8 million or 6.9%(3) vs. 1Q16 and 5.1% vs. 2Q15
- Credit quality metrics improved
  - NPL ratio declined to 0.67% from 0.78% in 1Q16; NPLs decreased 13.5% sequentially
- 8.0 million common shares or $236.2 million have been repurchased under $300 million program(4)
  - Total share count reduced by 6.2%(5) from a year ago

(in thousands, except per share data)	2Q16	1Q16	2Q15
Net interest income	$221,449	$218,193	$203,644
Non-interest income	67,886	63,147	68,832
Adjusted non-interest expense(1)	182,410	179,298	173,047
Provision expense	6,693	9,377	6,636
Loss on early extinguishment of debt	-	4,735	-
Litigation contingency expense	-	2,700	4,400
Restructuring charges	5,841	1,140	4
Visa indemnification charges	360	360	354
Income before taxes	94,031	83,730	88,035
Income tax expense	33,574	31,199	32,242
Dividends on preferred stock	2,559	2,559	2,559
Net income available to common shareholders	$57,898	$49,972	$53,234
Net income per diluted common share	$0.46	$0.39	$0.40
Average diluted common shares	125,699	127,857	133,625

(1) Non-GAAP financial measure; see appendix. (2) Consists of net interest income and non-interest income excluding investment securities gains, net. (3) Annualized (4) From program inception in October 2015 through July 18th, 2016. (5) Shares outstanding at 6/30/16 vs. 6/30/15

SYNOVUS

Loans grew 5.3%* vs. 1Q16 and 7.3% vs. 2Q15


(in billions)
$21.49
$21.86
$22.43
$22.76
$23.06
4.14%
4.10%
4.08%
4.15%
4.15%
Yield on loans
2Q15
3Q15
4Q15
1Q16
2Q16

(in millions) Sequential quarter total loan growth:	$388.7	$369.4	$565.3	$328.6	$302.7

- Total loans grew $302.7 million or 5.3%* vs. 1Q16
  - Growth in retail loans of $261.0 million or 24.1%* and C&I loans of $146.0 million or 5.4%*, partially offset by decline in CRE loans of $105.9 million or 5.6%*
  - YTD growth of 5.7%*: retail loans grew $332.6 million or 15.6%*, C&I loans grew $183.3 million or 3.4%* and CRE loans grew $112.9 million or 3.1%*
- Key markets including Atlanta, Nashville, Columbus, Tampa, Jacksonville, and Athens posted strong loan growth
- Continue to expect loan growth in the mid single-digits for 2016

* Annualized growth

Total average deposits up 6.9%(1) vs. 1Q16 & up 5.1% vs. 2Q15


(in billions)
$24
$16
$8
$0
$22.47
$22.86
$23.24
$23.21
$23.61
1.56
2.28
3.25
6.04
3.70
5.64
1.36
2.13
3.27
6.48
3.81
5.81
1.18
2.30
3.19
6.67
3.90
6.00
1.09
2.44
3.14
6.67
3.91
5.96
1.34
2.28
3.14
6.69
4.03
6.13
2Q15
3Q15
4Q15
1Q16
2Q16
Non-interest Bearing
NOW/Savings
Money Market
Time
SCM
Brokered

- Total average deposits of $23.61 billion increased $397.8 million or 6.9%(1) vs. 1Q16 and increased $1.14 billion or 5.1% vs. 2Q15
  - Period-end total deposits increased $476.0 million or 8.2%(1) sequentially and $1.28 billion or 5.6% vs. 2Q15
    - Brokered deposits increased $291.6 million vs. 1Q16 and reflect the addition of a new bank deposit sweep product, now being offered to our Synovus Securities customers, which added $307.7 million in new deposits as of June 30, 2016
- Average core deposits(2) increased $156.0 million or 2.8%(1) vs. 1Q16 and $1.36 billion or 6.5% vs. 2Q15
- Average core deposits excluding state, county, and municipal (SCM) deposits(2) increased $316.7 million or 6.5%(1) vs. 1Q16 and grew $1.36 billion or 7.3% vs. 2Q15
  - Period-end core deposits excluding SCM deposits(2) increased $233.8 million or 4.7%(1) sequentially and $1.27 billion or 6.7% vs. 2Q15

(1) Annualized
(2) Non-GAAP financial measure; see appendix.

SYNOVUS

NIM unchanged vs. 1Q16 and up 12 b.p.s vs. 2Q15


(dollars in millions)
$203.6
$218.2
$221.4
3.15%
3.27%
3.27%
2Q15
1Q16
2Q16
Net Interest income
Net Interest Margin

- Net interest income of $221.4 million, up $3.3 million or 1.5% vs. 1Q16 and up 8.7% vs. 2Q15
- NIM of 3.27%, unchanged vs. 1Q16
  - Yield on earning assets of 3.73%, unchanged from 1Q16
    - Yield on loans of 4.15%, unchanged from 1Q16
  - Effective cost of funds of 0.46%, unchanged from 1Q16
    - Cost of interest bearing core deposits down 1 b.p. to 0.36%
- Continue to expect that the increase in net interest income for the full year (in a flat rate environment as compared to 2015) will be 7.5%
  - NIM could experience slight downward pressure in the third quarter of 2016

SYNOVUS

Non-interest income

- 2Q16 total non-interest income of $67.9 million, up $4.7 million or 7.5% vs. 1Q16 and down 1.4% vs. 2Q15
  - Adjusted non-interest income(1) up 7.6% vs. 1Q16 and 1.6% vs. 2Q15
  - Core banking fees(2) of $33.8 million increased $488 thousand or 1.5% from 1Q16
    - Service charges on deposit accounts increased $530 thousand or 2.7% vs. 1Q16
  - FMS revenues(3) of $20.5 million, up $1.5 million or 8.1% from 1Q16
  - Mortgage banking income increased $457 thousand or 8.3% vs. 1Q16
  - Other non-interest income increased $2.2 million vs. 1Q16 primarily due to a $900 thousand net gain from private equity investments (vs. $390 thousand net loss in 1Q16)

(in thousands)	2Q16	2Q16 vs. 1Q16 % Change	2Q16 vs. 2Q15 % Change
Service charges on deposit accounts	$20,240	2.7%	2.3%
Fiduciary and asset management fees	11,580	2.7	(2.2)
Brokerage revenue	7,338	13.2	8.2
Mortgage banking income	5,941	8.3	(20.9)
Bankcard fees	8,346	(0.3)	(1.8)
Other fee income	5,280	9.9	14.7
Other non-interest income	9,161	31.8	17.2
Total non-interest income	$67,886	7.5%	(1.4%)

(1) Non-GAAP financial measure; see appendix. (2) Include service charges on deposit accounts, bankcard fees, letter of credit fees, ATM fee income, line of credit non-usage fees, gains from sales of government guaranteed loans, and miscellaneous other service charges. (3) Consist primarily of fiduciary and asset management fees and brokerage revenue.

SYNOVUS

Non-interest expense



(dollars in millions)
$177.8
$173.0
61.62%
$177.9
$177.5
61.83%
$183.0
$180.4
62.17%
$188.2
$179.3
61.92%
$188.6
$182.4
61.54%
2Q15
3Q15
4Q15
1Q16
2Q16
Total Non-interest Expense
Adjusted Non-interest Expense(1)
Adjusted Efficiency Ratio(2)

	2Q15	3Q15	4Q15	1Q16	2Q16
Headcount:	4,443	4,424	4,452	4,389	4,381

- 2Q16 adjusted non-interest expense(1) was $182.4 million, up $3.1 million or 1.7% vs. 1Q16
  - Employment expense of $97.1 million, down $4.3 million or 4.2%, reflecting seasonal decline in payroll taxes
  - Advertising expense of $7.4 million up $4.9 million as a result of resuming brand awareness activities; expect that 2H16 will approximate 1H16 expense
  - Foreclosed real estate expense of $4.6 million up $1.9 million
  - 2Q16 adjusted efficiency ratio(2) was 61.54% compared to 61.92% in 1Q16 and 61.62% in 2Q15
- 2016 adjusted non-interest expense(1) expected to be slightly up vs. 2015

(1) Adjusted non-interest expense: 2015 amounts reflect reclassifications to conform to current year presentation. Foreclosed real estate expense and other credit costs are now included as components of adjusted non-interest expense (2Q16 and 1Q16 amounts total $4.1 million and $5.0 million, respectively). See slide 13 in appendix for additional information. Non-GAAP financial measure; see appendix.
(2) Adjusted efficiency ratio excludes foreclosed real estate expense and other credit costs, securities gains (losses), litigation contingency/settlement expenses, Visa indemnification charges, loss on early extinguishment of debt, and restructuring charges. Non-GAAP financial measure; see appendix.

Credit quality trends

(dollars in millions)


Total NPAs(1)
1.25%
0.83%
0.42%
0%
1.11%
1.01%
0.96%
0.95%
0.81%
0.81%
0.72%
0.75%
0.78%
0.67%
2Q15
3Q15
4Q15
1Q16
2Q16
NPLs
ORE

	vs. 1Q16	vs. 2Q15
ORE	↓ 13%	↓50%
NPLs	↓ 14%	↓11%
NPAs	↓ 14%	↓22%


Provision Expense
$10
$7
$3
$0
$6.6
$3.0
$5.0
$9.4
$6.7
2Q15
3Q15
4Q15
1Q16
2Q16


Net Charge-offs(2)
0.16%
0.11%
0.05%
0%
$5.3
0.10%
$6.8
0.12%
$3.4
0.06%
$7.4
0.13%
$6.1
0.11%
2Q15
3Q15
4Q15
1Q16
2Q16


Total Past Dues > 30 Days
0.30%
0.20%
0.10%
0%
0.24%
0.18%
0.21%
0.28%
0.24%
2Q15
3Q15
4Q15
1Q16
2Q16

(1) Excludes impaired loans held-for-sale. (2) As a % of average total loans, annualized.

SYNOVUS

Strong capital ratios

	2Q15	1Q16	2Q16
Common equity Tier 1 ratio	10.73 %	10.04	10.02 [1]
Tier 1 capital ratio	10.73	10.04	10.06 [1]
Total risk-based capital ratio	12.18	12.25	12.05 [1]
Leverage ratio	9.48	9.15	9.10
Tangible common equity ratio [2]	10.13	9.62	9.52

- 2Q16 capital ratios include impact of $60.5 million common stock repurchases and phase out of sub-debt maturing in 2Q17
- 1Q16 capital ratios include impact of $110.9 million common stock repurchases and early extinguishment of $124.7 million of sub-debt on 2017 notes
- 2Q15 capital ratios include impact of $50.3 million common stock repurchases
- 2Q16 Basel III common equity Tier 1 ratio on a fully phased-in basis estimated at 9.49% [1][2]

(dollars in millions)	2Q15	1Q16	2Q16
Disallowed deferred tax asset (DTA)	$384.0	313.6	282.2 [3]
As a % of risk-weighted assets	1.57%	1.21	1.08

(1) Preliminary (2) Non-GAAP financial measure; see appendix.
(3) Tier 1 capital disallowed DTA; CET1 disallowed DTA (Basel III transitional) is $169.3 million at June 30, 2016 compared to $189.5 million at March 31, 2016 and $258.2 million at June 30, 2015.

Appendix

Non-interest Income

SYNOVUS

(dollars in thousands)	2Q16	1Q16	2Q15	2Q16 vs. 1Q16 % Change	2Q16 vs. 2Q15 % Change
Service charges on deposit accounts	$20,240	$19,710	$19,795	2.7%	2.2%
Fiduciary and asset management fees	11,580	11,274	11,843	2.7	(2.2)
Brokerage revenue	7,338	6,483	6,782	13.2	8.2
Mortgage banking income	5,941	5,485	7,511	8.3	(20.9)
Bankcard fees	8,346	8,372	8,499	(0.3)	(1.8)
Investment securities gains, net	-	67	1,985	nm	nm
Other fee income	5,280	4,804	4,605	9.9	14.7
Other non-interest income	9,161	6,952	7,812	31.8	17.2
Total non-interest income	$67,886	$63,147	$68,832	7.5%	(1.4%)
Adjusted non-interest income*	$67,886	$63,080	$66,847	7.6%	1.6%

* Non-GAAP financial measure
nm - not meaningful

Non-interest Expense

SYNOVUS

(dollars in thousands)	2Q16	1Q16	4Q15	3Q15	2Q15	2015	2014
Salaries and other personnel expense	$97,061	$101,358	$95,524	$94,341	$94,565	$380,918	$371,904
Net occupancy and equipment expense	26,783	26,577	27,816	26,937	26,541	107,466	105,806
FDIC insurance and other regulatory fees	6,625	6,719	6,776	6,591	6,767	27,091	33,485
Professional fees	6,938	6,369	8,265	6,371	6,417	26,647	26,440
Third-party processing expense	11,698	11,116	10,993	10,844	10,672	42,852	40,042
Loss on early extinguishment of debt	-	4,735	1,533	-	-	1,533	-
Litigation contingency/settlement expenses	-	2,700	710	-	4,400	5,110	12,812
Restructuring charges	5,841	1,140	69	69	5	36	20,585
Visa indemnification charges	360	360	371	363	354	1,463	3,041
Advertising expense	7,351	2,410	3,680	5,488	2,865	15,476	24,037
Other operating expenses	21,811	19,799	20,432	19,558	19,045	77,406	74,011
Adjusted non-interest expense excluding credit costs	$178,267	$174,348	$173,486	$170,130	$166,872	$677,856	$675,725
Foreclosed real estate expense	$4,588	$2,684	4,454	4,503	4,351	22,804	25,321
Other credit costs	($445)	$2,266	2,410	2,842	1,824	8,853	7,513
Adjusted non-interest expense*	$182,410	$179,298	$180,350	$177,475	$173,047	$709,513	$708,559

* Effective 1Q16, foreclosed real estate expense and other credit costs for all periods presented have been reclassified out of Credit Costs into Adjusted Non-Interest Expense. These items totaled $4.1million and $5.0 million, respectively, for 2Q16 and 1Q16 and $31.7 million for all of 2015. The ongoing impact of this change in 2016 is expected to be approximately $4 to 5 million per quarter. With this change in presentation, we now expect Adjusted Non-Interest Expense to be flat to slightly up compared to 2015. This expectation is based on a projected low single digit percentage increase in Adjusted Non-Interest Expense before credit costs, which is expected to be offset by a decline in foreclosed real estate and other credit costs. Non-GAAP financial measure.

Portfolio Distribution by Type

SYNOVUS

($ in millions)	2Q15		3Q15		4Q15		1Q16		2Q16	
Investment Properties	$5,403	25.1%	$5,558	25.4%	$5,752	25.6%	$5,983	26.3%	$5,921	25.7%
Residential Properties	1,097	5.1	1,095	5.0	1,110	5.0	1,161	5.1	1,128	4.9
Land Acquisition	555	2.6	538	2.5	514	2.3	470	2.1	459	2.0
Total CRE	**$7,055**	**32.8%**	**$7,190**	**32.9%**	**$7,375**	**32.9%**	**$7,614**	**33.5%**	**$7,508**	**32.6%**
C&I	10,421	48.5	10,543	48.2	10,791	48.1	10,809	47.5	10,955	47.5
Retail	4,048	18.8	4,159	19.0	4,293	19.1	4,364	19.2	4,625	20.1
Total Loans*	**$21,495**	**100.0%**	**$21,864**	**100.0%**	**$22,430**	**100.0%**	**$22,758**	**100.0%**	**$23,061**	**100.0%**

*Total loans exclude unearned income, which is not displayed on this table.

Investment Properties

SYNOVUS

(dollars in millions)

Composition of 2Q16 Investment Properties Portfolio

Total Portfolio $5.92B


Multi-Family
25%
Hotels
13%
Other Investment Property 11%
Office Buildings
26%
Warehouses
9%
Shopping Centers
16%

- Investment Properties portfolio is diversified among property types
- The top markets for Investment Properties balances, such as Atlanta, Tampa, Nashville, and Orlando, are among the highest job growth markets in the nation

Note: Less than 3% of Office Buildings portfolio is in construction

Residential C&D and Land Acquisition

SYNOVUS

Performing Residential C&D and Land Acquisition Portfolio Trends


$5,875
$2,821
$1,363
$862
$829
$811
Decline of 86% from peak
4Q07
4Q09
4Q11
4Q13
4Q15
2Q16

- Performing residential C&D and land acquisition portfolio has decreased by 86% from a peak of $5.9B in 4Q07 to 811MM in 2Q16
  - 2Q16 portfolio represents 3.5% of total performing loans, compared to 22% in 4Q07
  - Note: This 22% exposure comprised over half of credit losses in subsequent years
- Synovus lends to established home builders on a limited basis
- The remaining balances in Land Acquisition are legacy balances, as Synovus is not growing its land portfolio

Category	$	%
1-4 Family Construction	$209	26%
Residential Development	151	18%
Land Acquisition	452	56%
Total	$811	

C&I Portfolio

SYNOVUS

(dollars in millions)

Diverse Industry Exposure

Total Portfolio $10.96B


21.6%
8.0%
6.6%
4.1%
4.7%
7.6%
8.1%
6.8%
6.2%
4.4%
5.8%
3.1%
3.5%
1.8%
1.5%
6.2%
Health Care
Manufacturing
Finance/Insurance
Construction
R/E Leasing
Other Services
Retail Trade
R/E Other
Wholesale Trade
Accommoda. & Food Svcs.
Prof., Scientific, Tech. Svcs.
Transport. & Warehousing
Ag, Forestry, Fishing
Educational Svcs.
Arts, Entertainment, Rec.
All Other

- Large Corporate/Middle Market/Specialty Lines represent approximately one-third of C&I balances
  - Each specialty line is led by bankers with significant experience in that line of business
- Community/Retail Bank represents approximately two-thirds of C&I balances

Retail Portfolio

SYNOVUS

Total Retail Portfolio $4.63B



Other Consumer
7%
HELOC
36%
Lending Partnerships
6%
Credit Card
5%
Consumer Mortgage
46%

Mortgage and HELOC, the two largest concentrations, have strong credit indicators:

Credit Indicator	HELOC	Mortgage
Weighted Average credit score of 1Q16 originations	783	781
Weighted Average credit score of total portfolio	771	757
Average LTV	76.3	75.8
Utilization Rate	59.1	N/A

- Credit Card portfolio performs well
  - In-market lending to bank customers
  - Average utilization rate 22.3%
  - Average credit score 734
  - Charge-offs below industry average
- Synovus has a partnership with Green Sky and recently entered into a partnership with SoFi
  - Currently $254 million in balances combined
  - Green Sky is a point-of-sale program where the customer applies at home improvement store, for example; not web-based
  - SoFi primarily refinances student loan debt

Portfolio Risk Distribution

SYNOVUS

(dollars in millions)

Risk Category	2Q15	1Q16	2Q16	2Q16 vs. 1Q16 Change	2Q16 vs. 2Q15 Change
Passing Grades	$20,405	$21,881	$22,202	$320	$1,796
Special Mention	523	410	435	25	(88)
Substandard Accruing	393	288	270	(18)	(123)
Non-Performing Loans	174	178	154	(24)	(20)
Total Loans	$21,495	$22,758	$23,061	$303	$1,566

Loan Loss Reserve Coverage Trends

SYNOVUS


(dollars in millions)
1.36%
1.31%
1.24%
1.20%
1.18%
1.15%
1.13%
1.12%
1.11%
$278
$269
$261
$253
$255
$251
$252
$255
$255
178%
176%
197%
198%
202%
206%
189%
174%
195%
107%
111%
132%
130%
147%
159%
151%
143%
166%
2Q14
3Q14
4Q14
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
Loan Loss Reserve
LLR to NPLs
LLR to NPLs
(excluding NPLs for which the expected loss has been charged off)

Troubled Debt Restructurings

SYNOVUS

(dollars in millions)

Composition of 2Q16 Performing TDRs

Risk Categories:


Pass
32%
Special Mention
16%
Substandard
52%

Loan Type:


Inv. Prop.
16%
Resi. Prop.
21%
Retail
17%
Land
7%
C&I
39%

Accruing TDR Trends


24% reduction from 2Q15
$269
$240
$224
$209
$205
2Q15
3Q15
4Q15
1Q16
2Q16
Accruing TDRs

- Over 99% of performing TDRs are paid current; there are no 90-day past due performing TDR loans.
- 48% of performing TDRs are rated better than substandard
- Most TDR designations are due to interest rate concessions
- 72% of performing TDRs are not residential or land-related

Substandard Accruing Loans

SYNOVUS

(dollars in millions)



$393
$237
$156
$358
$222
$136
$304
$195
$109
$288
$179
$110
$270
$163
$107
31% reduction from 2Q15
Substandard Accruing TDRs
Other Substandard Accruing Loans



Composition of 2Q16 Substandard Accruing Loans
12%
59%
7%
4%
18%
Investment Properties
C&I
Retail
Land
Residential

Past Dues by Portfolio Type

SYNOVUS

	30-Days + Past Due		Outstanding Balance
(dollars in millions)	1Q16	2Q16	2Q16
Investment properties	**0.16%**	**0.09%**	**$5,921**
1-4 family construction	0.10	0.13	209
1-4 family investment mortgage	0.48	0.37	758
Residential development	0.07	0.20	160
Residential properties	0.36	0.30	1,128
Land for future development	0.52	0.63	459
Total CRE	**0.21**	**0.16**	**7,508**
Commercial and industrial	0.24	0.22	10,955
Retail	0.51	0.44	4,625
Total	**0.28%**	**0.24**	**$23,061***

*Excludes unearned income of $27.6 million

Net Charge-offs by Type

SYNOVUS

(dollars in millions, % of average loans annualized)	4Q15		1Q16		2Q16	
Investment properties	$0.2	0.02%	($0.0)	0.00%	$5.2	0.35%
1-4 family properties	(1.4)	(0.49)	0.6	0.23	(2.6)	(0.92)
Land for future development	(0.1)	(0.10)	(0.1)	(0.05)	(0.5)	(0.46)
Total CRE	**(1.3)**	**(0.07)**	**0.5**	**0.03**	**2.1**	**0.11**
Commercial and industrial	2.3	0.09	4.3	0.16	2.1	0.08
Retail	2.4	0.22	2.6	0.24	2.0	0.18
Total net charge-offs	**$3.4**	**0.06%**	**$7.4**	**0.13%**	**$6.1**	**0.11%**

Non-GAAP Financial Measures

SYNOVUS

The following tables illustrate the method of reconciling the non-GAAP financial measures used in this slide presentation to the most directly comparable GAAP measure.

(dollars and shares in thousands)

	2Q15	1Q16	2Q16
Net income available to common shareholders	$53,234	$49,972	$57,898
Add: Loss on early extinguishment of debt	-	4,735	-
Add: Litigation contingency expense	4,400	2,700	-
Add: Restructuring charges	5	1,140	5,841
Tax effect of adjustments	(1,612)	(3,138)	(2,138)
Adjusted net income available to common shareholders	**$56,027**	**$55,409**	**$61,601**
Weighted average common shares outstanding, diluted	**133,625**	**127,857**	**125,699**
Adjusted diluted earnings per share	**$0.42**	**$0.43**	**$0.49**

(in thousands)

	2Q15	3Q15	4Q15	1Q16	2Q16
Total non-interest income	$68,832	$67,059	$66,175	$63,147	$67,886
Subtract: Investment securities gains, net	(1,985)	-	(58)	(67)	-
Adjusted non-interest income	**$66,847**	**$67,059**	**$66,117**	**$63,080**	**$67,886**

(in thousands)

	2Q15	3Q15	4Q15	1Q16	2Q16
Total non-interest expense	$177,806	$177,907	$183,033	$188,233	$188,611
Restructuring charges	(5)	(69)	(69)	(1,140)	(5,841)
Visa indemnification charges	(354)	(363)	(371)	(360)	(360)
Litigation contingency/settlement expenses	(4,400)	-	(710)	(2,700)	-
Loss on early extinguishment of debt	-	-	(1,533)	(4,735)	-
Adjusted non-interest expense	**$173,047**	**$177,475**	**$180,350**	**$179,298**	**$182,410**

(in thousands)

	2Q15	3Q15	4Q15	1Q16	2Q16
Adjusted non-interest expense excluding credit costs	$166,872	$170,130	$173,486	$174,348	$178,267
Net interest income	203,644	207,790	212,620	218,193	221,449
Tax equivalent adjustment	330	315	311	305	329
Total non-interest income	68,832	67,059	66,175	63,147	67,886
Investment securities gains, net	(1,985)	-	(58)	(67)	-
Total revenues	$270,821	$275,164	$279,048	$281,578	$289,664
Adjusted efficiency ratio	61.62%	61.83%	62.17%	61.92%	61.54%

Non-GAAP Financial Measures, continued

SYNOVUS

(in thousands)	2Q15	1Q16	2Q16
Total deposits	$22,649,182	$23,449,928	$23,925,921
Brokered deposits	(1,452,151)	(1,204,517)	(1,496,160)
Core deposits	21,197,031	22,245,411	22,429,761
State, county, and municipal (SCM) deposits	(2,330,061)	(2,344,361)	(2,294,898)
Core deposits excluding state, county, and municipal deposits	$18,866,970	$19,901,050	$20,134,863

(in thousands)	2Q15	3Q15	4Q15	1Q16	2Q16
Total average deposits	$22,466,102	$22,860,019	$23,244,256	$23,210,263	$23,608,027
Average brokered deposits	(1,555,931)	(1,357,163)	(1,185,093)	(1,095,239)	(1,337,001)
Average core deposits	20,910,171	21,502,856	22,059,163	22,115,024	22,271,026
Average state, county, and municipal (SCM) deposits	(2,277,783)	(2,124,812)	(2,303,278)	(2,440,749)	(2,280,038)
Average core deposits excluding average state, county, and municipal deposits	$18,632,388	$19,378,044	$19,755,885	$19,674,275	$19,990,988

(dollars in thousands)	2Q15	3Q15	4Q15	1Q16	2Q16
Total assets	$28,205,870	$28,167,135	$28,792,653	$29,171,257	$29,459,691
Subtract: Goodwill	(24,431)	(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(863)	(667)	(471)	(277)	(228)
Tangible assets	$28,180,576	$28,142,037	$28,767,751	$29,146,549	$29,435,032
Total shareholders' equity	$3,006,157	$3,017,116	$3,000,196	$2,953,268	$2,951,659
Subtract: Goodwill	(24,431)	(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(863)	(667)	(471)	(277)	(228)
Subtract: Series C Preferred Stock	(125,980)	(125,980)	(125,980)	(125,980)	(125,980)
Tangible common equity	$2,854,883	$2,866,038	$2,849,314	$2,802,580	$2,801,020
Tangible Common Equity ratio	10.13%	10.18%	9.90%	9.62%	9.52%

(dollars in thousands)	
Common equity Tier 1 (CET1)	$2,615,939
Adjustment related to capital components	(114,751)
Common equity Tier 1 (fully phased-in)	2,501,188
Total risk-weighted assets (fully phased-in)	26,368,883
Common equity Tier 1 (CET1) ratio (fully phased-in)	9.49%